EXHIBIT 23.1


                         Glast, Phillips & Murray, P.C.
                          815 Walker Street, Suite 1250
                              Houston, Texas 77002
                                 (713) 237-3135



December 17, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     Global Links Corp.- Post-Effective Amendment No. 1 to Form S-8

Gentlemen:

     I have acted as counsel to Global Links Corp., a Nevada corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 relating to the registration of 674,000,000 shares of its common stock, ("Incentive Shares"), par value $0.001 per Incentive Share, which are issuable pursuant to the Company's Amended Employee Stock Incentive Plan for the Year 2004 No. 3, as well as the registration of 125,000,000 shares of its common stock ("Stock Shares"), par value $0.001 per Stock Share, which are issuable pursuant to the Company's Amended Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004 No. 3. I hereby consent to all references to my firm included in this Post-Effective Amendment No. 1 to the Registration Statement, including the opinion of legality.

                                             Very truly yours,

                                             /s/  Norman T. Reynolds

                                             Norman T. Reynolds


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